EXHIBIT 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Idaho Strategic Resources, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Securities Offered by the Company

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Common Stock, having no par value	Rule 457(o)	(1)	(2)	(2)		0
	Debt	Debt Securities	Rule 457(o)	(1)	(2)	(2)		0
	Other	Warrants	Rule 457(o)	(1)	(2)	(2)		0
	Other	Rights	Rule 457(o)	(1)	(2)	(2)		0
	Other	Units	Rule 457(o)	(1)	(2)	(2)		0
	Total	n/a	Rule 457(o)	n/a	Unallocated (Universal) Shelf	$35,000,000	0.0000927	$3,244.50(5)

Selling Stockholder Securities

Equity	Common Stock, having no par value	Rule 457(c)
Total	n/a	Rule 457(c)	360,134(3)	$9.09(4)	$3,273,618.06(4)	0.0000927	$303.46
Total Offering Amount/Registration Fee					$38,273,618.06		$3,547.96
Net Fee Due							$3,547.96

(1)     There are being registered under this Registration Statement such indeterminate number of shares of Common Stock, such indeterminate principal amount of debt securities, such indeterminate number of warrants to purchase common stock, and/or debt securities, such indeterminate number of rights to purchase common stock, and such indeterminate number of units as may be sold by the Registrant from time to time, which together shall have an aggregate initial offering price not to exceed $35,000,000. If the Registrant issues any debt securities at an original issue discount, then the offering price of such debt securities shall be in such greater principal amount at maturity as shall result in an aggregate offering price not to exceed $35,000,000, less the aggregate dollar amount of all securities previously issued hereunder. The Registrant may sell any securities it is registering under this Registration Statement separately or as units with the other securities it is registering under this Registration Statement. The Registrant will determine, from time to time, the proposed maximum offering price per unit in connection with its issuance of the securities it is registering under this Registration Statement. The securities it is registering under this Registration Statement also include such indeterminate number of shares of common stock and such indeterminate principal amount of debt securities as the Registrant may issue upon conversion of or exchange for debt securities that provide for conversion or exchange, upon exercise of warrants or rights or pursuant to the anti-dilution provisions of any of such securities. In addition, pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the shares the Registrant is registering under this Registration Statement include such indeterminate number of shares of common stock as may be issuable with respect to the shares the Registrant is registering as a result of stock splits, stock dividends or similar transactions.

(2)     The Registrant will determine the proposed maximum aggregate offering price per class of security from time to time in connection with its issuance of the securities the Registrant is registering under this Registration Statement and the Registrant is not specifying such price as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act. The proposed maximum offering price per share of Common Stock and proposed maximum aggregate offering price will be determined from time to time by the registrant in connection with, and at the time of, the issuance of the shares of Common Stock.

(3)     The  Common Stock being registered in connection with the secondary offering relate to the resale by the selling stockholders named herein of up to 360,134 shares of Common Stock of the Registrant that were acquired by the selling stockholders in connection with Registrant’s non-brokered private placement on February 9, 2022, and an indeterminate number of shares of common stock of the Registrant as may be issuable from time to time as a result of a stock split, stock dividend, capitalization or similar event. The Registrant will not receive any proceeds from the sale of its common stock by the selling stockholders.

(4)     The estimated price of $9.09 per share, which is the average of the high and low prices of the Registrant’s common stock as reported on the NYSE American market on April 28, 2022 is set forth solely for the purpose of calculating the fee pursuant to Rule 457(c) under the Securities Act.

(5)     Calculated in accordance with Rule 457(o) under the Securities Act.